EXHIBIT 10.1

March 20, 2007
BP America Production Company
Onshore Business Unit
Onshore Gulf Coast Asset Area
501 Westlake Park Boulevard
Houston, Texas 77079

Michael J. Walcher
Senior Land Negotiator
Phone: 281.366.0316
Fax: 281.366.4519

FAX AT (832) 553-7244

Mr. John I. Folnovic
True North Energy Corp.
1200 Smith Street, 16th Floor
Houston, Texas 77002

RE:	Development Agreement, dated effective January 1, 2007,
By and between BP America Production Company and
True North Energy Corp. (the “Agreement”)
Badger Prospect, Pointe Coupee Parish, Louisiana

Dear John:

BP America Production Company (“BP”) has drilled the BP America Production Company; A. Major Heirs #1 well (the “Well”) to 18,250’ MD, and BP believes that the Well has been drilled to the base of the Tuscaloosa B-3 sand. BP halted the drilling at a bit change point and ran the following logs in the Well and provided them to True North Energy Corp. (“True North”): HRI/FWS/NGR/RWCH/JARS and Dipmeter Imager/Jars. In addition, BP has run a VSP and the results of that survey will be delivered shortly.

BP has not reached the “Objective Depth” as defined in the Agreement (18,500’ or stratigraphic equivalent of the base of the Tuscaloosa C-1 sand, whichever occurs first). It is too early to say with certainty, but the zones encountered to date appear to be wet, with no commercial hydrocarbons. It is BP’s recommendation that drilling be continued in an attempt to encounter deeper sands encountered in the Amerex - Major Heirs #1, but BP cannot correlate those sands to this well at this time. BP hereby proposes to continue drilling the Well to a depth of 18,600’ MD and amend the definition of “Objective Zone” to allow BP and True North the opportunity to drill the Well to 18,600’ MD under the same terms and conditions set forth in the Agreement.

When and if this letter (the “Letter Agreement”) is executed by an authorized representative of both BP and True North having the express authority to amend the Agreement, BP and True North hereby agree to delete Section 1.24 of the Agreement in its entirety and replace Section 1.24 of the Agreement with the following:

1.24 “Objective Zone”, with respect to the Initial Well, means the stratigraphic equivalent of the base of the deepest Zone penetrated in the Initial Well, or eighteen thousand six hundred feet measured depth (18,600’ MD), whichever occurs first in the Initial Well. The term “Objective Zone”, with respect to any Substitute Well or Additional Well, means the deepest Zone to which the Substitute Well or Additional Well is proposed to be drilled as provided in the relevant AFE for such well.

Please execute in the designated space below and return it to the attention of the undersigned by fax and by overnight delivery prior to 5:00 pm Central Time on March 21, 2007. If BP does not receive a copy of this Letter Agreement, executed by an authorized representative of True North, prior to 5:00 pm Central Time on March 21, 2007, this Letter Agreement shall automatically be deemed withdrawn and terminated at that time and shall be of no further force or effect.

Respectfully,

/s/ Michael J. Walcher
Michael J. Walcher
BP America Production Company

Mr. John I. Folnovic
True North Energy Corp.
March 20, 2007

ACCEPTED AND AGREED TO ON MARCH 20, 2007, BY:

BP AMERICA PRODUCTION COMPANY

By:	/s/ Stacey J. Garvin
Stacey J. Garvin
Attorney-in-Fact

ACCEPTED AND AGREED TO ON MARCH 20, 2007, BY:

TRUE NORTH ENERGY CORP.

By:	/s/ John Folnovic
John Folnovic
President & CEO